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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-58311) pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated January 19, 1999, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998.



                                                          /s/ ERNEST & YOUNG LLP
                                                          Ernest & Young LLP





Dallas, Texas
March 3, 1999